Exhibit 99.1

TRINITY INDUSTRIES LEASING COMPANY
RAILROAD CAR LEASE AGREEMENT
This Agreement, made this 5th day of November, 2007, between Trinity Industries Leasing Company, a Delaware corporation, with its principal office at 2525 Stemmons Freeway, Dallas, Texas 75207, (hereinafter called “Lessor”) and First United Ethanol, LLC, a Georgia limited liability company, with its principal office at 2 West Broad Street, Camilla, Georgia 31730 (hereinafter called “Lessee”).
In consideration of the mutual terms and conditions hereinafter set forth, the parties hereto hereby agree as follows:
ARTICLE 1: LEASE AGREEMENT
Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the cars shown on each Rider hereto and such additional Riders as may be added from time to time (each such Rider and together with this Agreement shall be collectively referred to as the “Lease”) by agreement of the parties and signed by their duly authorized representative (all such cars being hereinafter referred to as the “cars”). Each Rider shall set forth a brief description of the car or cars covered thereby, including such facts as the number of cars, the AAR or DOT specifications, rental charges, term throughout which the car or cars shall remain in Lessee’s service and such other information as may be desired by both parties. Lessor and Lessee agree that each Rider hereto shall constitute a separate Lease which incorporates the terms of this Agreement. Each Rider shall be severable from any other cars or riders relating to this Agreement and shall become a separate lease which is separately transferable for all purposes. It is the intent of alt parties to this Agreement to characterize this Agreement as a true lease.
ARTICLE 2: DELIVERY
Lessor agrees to deliver each car to Lessee, freight charges collect, in the yard of the delivering line at the point specified by the Lessee, and Lessee agrees to accept such delivery. The obligations of the Lessor to deliver the cars shall be excused, and Lessor shall not be liable, for any causes beyond the reasonable control of Lessor (including, but not limited to, delays caused by fire, labor difficulties, delays of carriers and materials suppliers, governmental authority, late delivery by the manufacturer of the cars or late delivery by a prior lessee) and, in the event of a delay in such delivery, Lessor shall deliver the cars to Lessee as soon as reasonably possible thereafter.
ARTICLE 3: CONDITION OF CARS — ACCEPTANCE
All cars delivered under this Lease shall be in satisfactory condition for movement in the normal interchange of rail traffic and shall otherwise comply with the description and specifications contained in the applicable Rider; but Lessee shall be solely responsible for determining that cars are in proper condition for loading and shipment, except for those responsibilities which, under applicable law, have been assumed by the railroads. Lessee shall inspect the cars promptly after they are delivered and shall notify Lessor in writing within five days after delivery of its rejection of any car, and the specific reasons for such rejection. Failure by the Lessee to inspect the cars within five days after delivery, and/or the successful loading of any car by Lessee, shall constitute acceptance of such car or cars, as the case may be, by Lessee and shall be conclusive evidence of the fit and suitable condition of such car or cars. At Lessor’s request, Lessee shall deliver to Lessor an executed Certificate of Acceptance in the form of Exhibit A with respect to all cars.
If Lessee rejects any car, Lessor shall have the right to have the rejected car inspected by an inspector acceptable to both Lessor and Lessee. The cost of such inspection will be paid by Lessor if the cause for rejection is affirmed by the inspector, otherwise such cost will be borne by Lessee. The Lessee shall be deemed to have accepted any car for which the inspector determines that good cause for rejection did not exist. The decision of the inspector shall be final and binding upon the parties.
Lessee’s acceptance, however affected, shall be deemed effective as of the delivery date and the monthly rentals as hereinafter set forth shall accrue from the delivery date. Such acceptance shall conclusively establish that such cars conform to the applicable standards set forth in the Rider(s) and the Interchange Rules.

ARTICLE 4: RENTALS
Lessee agrees to pay to Lessor for the use of each car the monthly rental set forth in the Rider applicable to such car from the date such car is delivered to Lessee until such car is returned to Lessor, as hereinafter provided in Article 18. The rental shall be payable in U.S. Dollars and in advance on or before the first day of each calendar month (provided, however, that the rental for each car for the month in which it is delivered shall be prorated for the number of days, including the day of delivery, remaining in such month at a daily rate based upon a 365 day year and shall be payable on or before the first day of the next succeeding month) to Lessor by electronic funds transfer to Trinity Leasing Customer Payment Account, Wilmington Trust Company, ABA # 031-100-092 Account # 2860-4998, or at such other address as Lessor may specify by notice to Lessee. Except as set forth in this Lease (including without /imitation, the provisions of Article 11) rental shall be paid without deduction, set-off or counterclaim.
ARTICLE 5: MILEAGE ALLOWANCE
Lessor shall collect all mileage earned by the cars during the lease term and shall credit to the rental of Lessee, such mileage earned by the cars while in the service of Lessee, as and when received from the railroads according to, and subject to, all rules of the tariffs of the railroads, but only to the extent of the aggregate rental charges payable for the duration of the lease term.
ARTICLE 6: TERM
This Lease shall be effective as dated and will expire upon the completion of the leasing arrangement shown on the attached Riders of the last car or cars covered hereunder. The Lease term, with respect to all cars covered by a particular Rider, shall commence on the average date of delivery of the cars covered by such Rider; and shall terminate as specified in such Rider, unless sooner terminated in accordance with provisions of this Lease.
ARTICLE 7: USE AND POSSESSION
Throughout the continuance of this Lease so long as Lessee is not in default under this Lease, Lessee shall be entitled to possession of each car from the date the lease becomes effective as to such car; and shall use such car only in the manner for which it was designed and intended, and so as to subject it only to ordinary wear and tear, and on its own property or lines in the usual interchange of traffic; provided, however, that Lessee agrees that the cars shall at all times be used: (a) in conformity with all Interchange Rules; (b) in compliance with the terms and conditions of this Lease; (c) predominantly in the continental limits of the United States, provided however, in no event shall more than forty percent (40%) of the cars (as determined by mileage records and measured annually on a calendar year basis) be used outside of the contiguous United States at the same time.
In the event any car is used outside of the continental United States, for any reason whatsoever, Lessee shall assume full responsibility for all costs, taxes, duties or other charges incidental to such use including costs incurred in returning car to the continental United States.
ARTICLE 8: EMPTY MILEAGE INDEMNIFICATION
Lessee agrees that it will use its best efforts to so use the cars that their total mileage under load will equal or exceed their mileage empty on each railroad over which the cars move. Should the empty mileage exceed the loaded mileage, Lessee shall pay to Lessor for such excess at the rate and at the time established by the tariff of the railroad on which such excess of empty miles has accrued. For the purpose of this paragraph, the railroad mileage reports received by Lessor shall be prima facie evidence of the facts reported therein.
ARTICLE 9: ADDITIONAL CHARGES BY RAILROADS
Lessee agrees to use the cars, upon each railroad over which cars shall move, in accordance with the then prevailing tariffs to which each railroad shall be a party; and if the operation or movements of any of the cars during the term hereof shall result in any charges being made against Lessor by any such railroad, Lessee shall pay to Lessor the amount of such charges within the period prescribed by and at the rate and under the conditions of the then prevailing tariffs. Lessee agrees to indemnify Lessor against any such charges, and shall be liable for any switching, demurrage, track storage, detention or special handling charges imposed on any car during the term hereof.

ARTICLE 10: LESSEE’S RIGHT TO TRANSFER OR SUBLEASE
Lessee shall not transfer, sublease or assign any car or its interests and obligations pursuant to the Lease, nor shall a transfer, sublease or assignment by operation of the law or otherwise of Lessee’s interest in the cars or this Lease be effective against Lessor without Lessor’s prior written consent, which shall not be unreasonably withheld or denied. No transfer, sublease or assignment of the Lease, or of any car, shall relieve Lessee from any of its obligations to Lessor under this Lease.
Notwithstanding the foregoing paragraph, Lessee shall have the right to sublease any of the cars for single trips to its customers or suppliers, and to cause each car so subleased to be boarded or placarded with the name of the sublessee in accordance with the provisions of the demurrage tariffs lawfully in effect, where the sole purpose of such subleasing is to obtain an exemption from demurrage for said cars so subleased; provided, however, that notwithstanding any such sublease, Lessee shall continue to remain liable to Lessor for the fulfillment of Lessee’s obligations under this Lease; and providing further, that Lessor shall have the right, at any time, to withdraw the privilege of subleasing hereinabove granted to Lessee.
ARTICLE 11: MAINTENANCE RESPONSIBILITY
Lessor agrees to maintain the cars in good condition and repair according to the Interchange Rules of the Association of American Railroads (AAR). Lessee agrees to notify Lessor promptly when any car is damaged or in need of repair, and to forward such cars and any other cars subject to this Lease to shops as directed by Lessor for repairs and/or periodic maintenance and inspections. No repairs to any of the cars shall be made by Lessee without Lessor’s prior written consent, except that Lessee shall, at its expense, replace any removable part (dome covers, hatch covers, outlet caps, etc.) if lost or broken. Replacement or repair by Lessee of any parts, equipment and/or accessories on any of the cars shall be with parts, equipment and/or accessories that are of like kind and of at least equal quality to those being replaced or repaired, unless otherwise agreed in writing by Lessor.
On tank cars, Lessee agrees that it will assume the responsibility for the maintenance and replacement of angle valves and check valves and, if such cars are so equipped, thermometer wells, gauging devices, regulator valves, safety heads and top unloading valves.
On hopper cars, Lessee will be responsible for inspection and cleaning of the operating mechanisms of the outlets, hatches and special fittings on such cars leased herein. Further, any damage to such outlets, hatches, special fittings or the operating mechanisms will be repaired for the account of the Lessee.
When a car is placed in a private shop for maintenance or repair, the rental charges shall cease on date of arrival in the shop, except in the case where a car arrives without advance notice of defects from Lessee, in which case rental charges will cease on communication of such notice of defects to Lessor from Lessee, and shall be reinstated on the date that the car is forwarded from the shop or on the date that the car is ready to leave, awaiting disposition instructions from Lessee. If any repairs are required as a result of the misuse by or negligence of Lessee or its consignee, agent or sublessee or while on a railroad that does not subscribe to, or fails to meet its responsibility under the Interchange Rules of the AAR, or while on any private siding or track or any private or industrial railroad, the rental charges shall continue during the repair period, and Lessee agrees to pay Lessor for the cost of such repairs.
ARTICLE 12: LOSS OR DESTRUCTION
If any of the cars shall be completely destroyed, or if the physical condition of any car shall become such that the car cannot be operated in railroad service, as determined by the parties, then Lessor may, at its option, cancel this Lease as to such car as of the date on which such event occurred, or may substitute another car within a reasonable period of time. Lessee shall notify Lessor of the occurrence of any such event within two (2) days of such event. In the event of such substitution, the substituted car shall be held pursuant to all the terms and conditions of this Lease. Lessee agrees that if a car is lost or destroyed or is in such physical condition that it cannot be operated in railroad service by reason of misuse or negligence of Lessee or its consignee, agent or sublessee or while on a railroad that does not subscribe to the AAR Interchange Rules or while on any private siding or track or any private or industrial railroad, Lessee will pay Lessor, in cash, the settlement value of such car as determined by Rule #107 of the AAR Interchange Rules within ten (10) days following a request by Lessor for such payment. Lessor and Lessee shall cooperate with and assist each other in any reasonable manner requested, but without affecting their respective obligations under this Article or Article 22, to establish proper claims against parties responsible for the loss, destruction of or damage to, the cars.

ARTICLE 13: LOSS OF COMMODITY
Lessor shall not be liable for any loss of, or damage to, commodities or any part thereof, loaded or shipped in the cars however such loss or damage shall be caused or shall result. Lessee agrees to assume responsibility for, to indemnify Lessor against, and to save it harmless from any such loss or damage or claim therefor.
ARTICLE 14: DAMAGE TO CAR BY COMMODITY
Notwithstanding the exception for ordinary wear and tear in Article 18, if during the term of any Rider any of the Cars or any components or appurtenances thereto shall be unduly and materially damaged, destroyed or depreciated in value or condition due to the corrosive or other damaging effect of any substance carried therein or thereon (whether or not such damage was foreseeable), Lessee will reimburse Lessor promptly for such damage, loss or expense suffered by Lessor as a consequence thereof.
ARTICLE 15: ALTERATION AND LETTERING
Lessee will preserve the cars in good condition and will not in any way alter the physical structure of the cars without the advance approval, in writing, of the Lessor. Lessee shall place no lettering or marking of any kind upon the cars without Lessor’s prior written consent, provided however, that Lessee may cause said cars to be stenciled, boarded, or placarded with letters not to exceed two inches (2”) in height to indicate to whom the cars are leased and with commodity stencils per AAR or DOT specifications.
ARTICLE 16: LININGS AND COATINGS
The application, maintenance and removal of interior protective linings and coatings in cars so equipped is to be at the expense of the Lessee unless otherwise specified on the Rider. Commodity or mechanical damage to such linings or coatings shall be for the account of the Lessee.
ARTICLE 17: INTERIOR PREPARATION FOR COMMODITIES
Subsequent to Lessee acceptance, any cleaning or special preparation of the interior of cars to make them suitable for the shipment of commodities by or for Lessee during the term of the lease shall be done at Lessee’s expense unless otherwise agreed.
ARTICLE 18: RETURN OF CARS — CLEANING
At the expiration of the lease term as provided in the Riders, Lessee shall, at its expense, return the cars to Lessor at the location and to the agent selected by the Lessor empty, clean and free from residue, and in the same good condition as the cars were in when delivered, except for normal wear and tear. At the expiration, should car cleaning be required, the Lessee shall bear the full cost of cleaning and the rental shall continue until the car is clean.

ARTICLE 19: MODIFICATIONS
Lessor and Lessee agree that if, at any time after the effective date of any Rider, changes in car design or equipment are required by the AAR, DOT, FRA or any other governmental authority, Lessor may, at its option, perform all modifications so ordered and that the cost of those modifications shall be reflected in an increase in the monthly rental rate per car according to the rental escalation formula shown on the Rider for that car.
ARTICLE 20: HIGH MILEAGE AND WEIGHT LIMITATION
Since the rentals and other terms of this Lease are based on normal usage of cars in non-unit train or other non-high mileage operations, Lessee agrees not to use cars in unit train or other designated high mileage usage without prior written consent of Lessor. Each car is limited to the number of total loaded and empty miles per calendar year shown on the Rider and is subject to a surcharge also shown on the Rider for all excess miles.
Lessee shall not exceed the weight limitations prescribed for operation of cars in unrestricted interchange service as set forth under Interchange Rule 70 without Lessor’s prior written consent.
ARTICLE 21: USE OF CARS ON CERTAIN ROADS UNDER PAR CIRCULAR OT-5
Lessee is responsible for obtaining all consents or authority to use the cars on any railroad. Upon the written request of Lessee (which request shall name the railroads involved) Lessor shall use reasonable efforts to obtain from each named railroad consents or authority to place the cars in service under provisions issued by such railroad or the AAR, including, without limitation, the provisions of AAR Circular 0T-5 as promulgated by the Association of American Railroads and all supplements thereto and reissues thereof. Lessee shall furnish to Lessor such information as is necessary to apply for and obtain such consents or authority. Lessor, however, shall not be liable for failure to obtain such consents or authority for any reason whatsoever and this Lease shall remain in full force and effect notwithstanding any failure of Lessor or Lessee to obtain such consents or authority.
ARTICLE 22: INDEMNIFICATIONS
Lessee shall defend (if such defense is tendered to Lessee), indemnify and hold Lessor harmless from and against and does hereby release Lessor from all claims, suits, liabilities, losses, damages, costs and expenses, including attorney’s fees, in any way arising out of, or resulting from, the condition, storage, use, loss of use, maintenance or operation of the cars, or any other cause whatsoever except to the extent the same results from Lessor’s negligence or except to the extent a railroad has assumed full responsibility and satisfies such responsibility.
ARTICLE 23: TAXES AND LIENS
Lessor shall be liable for and pay all Federal, State or other governmental property taxes assessed or levied against the cars, except that (i) Lessee shall be liable for and pay such taxes when cars bear reporting marks and numbers other than Lessor’s and (ii) Lessee shall be liable at all times for and shall pay or reimburse Lessor for the payment of any sales, use, leasing, operation, excise, gross receipts and other taxes with respect to the cars, together with any penalties, fines or interest thereon and (iii) all duties, imposts, taxes, investment tax credit reductions and similar charges arising out of the use of cars outside the continental United States.
Lessee acknowledges and agrees that by the execution of this Lease it does not obtain, and by payments and performance hereunder it does not, and will not, have or obtain any title to the cars or any property right or interest therein, legal or equitable, except solely as Lessee hereunder and subject to all of the terms hereof. Lessee shall keep the cars free from any liens or encumbrances created by or through Lessee.

ARTICLE 24: DEFAULT AND REMEDIES
If Lessee defaults in the payment of any sum of money to be paid under this Lease and such default continues for a period of ten (10) days after written notice to Lessee of such default or if Lessee fails to perform any covenant or condition required to be performed by Lessee, which failure shall not be remedied within ten (10) days after notice thereof by Lessor to Lessee or if Lessee shall dissolve, make or commit any act of bankruptcy or if any proceeding under any bankruptcy or insolvency statute or any laws relating to relief of debtors is commenced by Lessee or if any such proceeding is commenced against Lessee and same shall not have been removed within thirty (30) days of the date of the filing thereof or if a receiver, trustee or liquidator is appointed for Lessee or for all or a substantial part of Lessees assets with Lessee’s consent or, if without Lessee’s consent, the same shall not have been removed within thirty (30) days of the date of the appointment thereof or if an order, judgment or decree is entered by a court of competent jurisdiction and continues unpaid and in effect for any period of thirty (30) consecutive days without a stay of execution or if a writ of attachment or execution is levied on any car and is not discharged within ten (10) days thereafter, Lessor may exercise one or more of the following remedies with respect to the cars:
1.	Immediately terminate this Lease and Lessee’s rights hereunder;

2.
Require Lessee to return the cars to Lessor at Lessee’s expense, and if Lessee fails to so comply, Lessor may take possession of such cars without demand or notice and without court order or legal process. Lessee hereby waives any damages occasioned by such taking of possession, whether or not Lessee was in default at the time possession was taken, so long as Lessor reasonably believes that Lessee was in default at such time. Lessee acknowledges that it may have a right to notice of possession and the taking of possession with a court order or other legal process. Lessee, however, knowingly waives any right to such notice of possession and the taking of such possession without court order or legal process;

3.
Lease the cars to such persons, at such rental, and for such period of time as Lessor shall elect. Lessor shall apply the proceeds from such leasing, less all costs and expenses incurred in the recovery, repair, storage and renting of such cars, toward the payment of Lessee’s obligations hereunder. Lessee shall remain liable for any deficiency, which, at Lessor’s option, shall be paid monthly as suffered or immediately, or at the end of the Lease term as damages for Lessee’s default;

4.	Bring legal action to recover all rent or other amounts then accrued or thereafter accruing from Lessee to Lessor under any provision hereunder;

5.	Pursue any other remedy which Lessor may have.
Each remedy is cumulative and may be enforced separately or concurrently. In the event of default, Lessee shall pay to Lessor upon demand all costs and expenses, including reasonable attorneys’ fee expended by Lessor in the enforcement of its rights and remedies hereunder, and Lessee shall pay interest on any amount owing to Lessor from the time such amount becomes due hereunder at a rate per annum equal to three percentage points above the prime rate of Chase Manhattan Bank (or its successor), such rate to be reduced, however, to the extent it exceeds the maximum rate permitted by applicable law. In addition, Lessee shall, without expense to Lessor, assist Lessor in repossessing the cars and shall, for a reasonable time, if required, furnish suitable trackage space for the storage of the cars.
If Lessee fails to perform any of its obligations hereunder, Lessor, at Lessee’s expense, and without waiving any rights it may have against Lessee for such nonperformance, may itself render such performance. Lessee shall reimburse Lessor on demand for all sums so paid by Lessor on Lessee’s behalf, together with interest at a rate equal to three percentage points above the prime rate of Chase Manhattan Bank (or its successor), such rate to be reduced, however, to the extent it exceeds the maximum rate permitted by applicable law.

ARTICLE 25: LESSOR’S RIGHT TO ASSIGN, SUBORDINATION
All rights of Lessor hereunder may be assigned, pledged, mortgaged, leased, transferred or otherwise disposed of, either in whole or in part, and/or Lessor may assign, pledge, mortgage, lease, transfer or otherwise dispose of title to the cars, with or without notice to Lessee. As a condition to any such assignment, pledge, mortgage, lease, transfer or other disposition, TILC (as defined in Article 31 below) shall have entered into a management agreement with the assignee, pledgee, mortgagee, lessor, or other holder of legal title to or security interest in the cars for purposes of allowing such assignee, pledgee, mortgagee, lessor or other holder of legal title to or security interest in the cars to perform Lessor’s obligations hereunder. In the event of any such assignment, pledge, mortgage, lease, transfer or other disposition, this Lease and all rights of Lessee hereunder or those of any person, firm or corporation who claims or who may hereafter claim any rights in this Lease under or through Lessee, are hereby made subject and subordinate to the terms, covenants and conditions of any assignment, pledge, mortgage, lease, or other agreements covering the cars heretofore or hereafter created and entered into by Lessor, its successors or assigns and to all of the rights of any such assignee, pledgee, mortgagee, lessor, transferee or other holder of legal title to or security interest in the cars. During the term of this Lease no such assignee, pledgee, mortgagee, lessor, transferee or other holder of legal title to or security interest in the cars shall interfere with the quiet use, possession and enjoyment of the cars by Lessee provided that no event of default or termination event (however described) shall have occurred under such assignment, pledge, mortgage, lease or other agreement and provided that no event of default or termination event (however described) has occurred under this Lease and provided further that the exercise by assignee, pledgee, mortgagee, lessor, transferee or other holder of legal title to or security interest in the cars of their respective rights under or in connection with such assignment, pledge, mortgage, lease or other agreement or this Lease shall not constitute such an interference. Lessee hereby agrees that Lessor or such assignee, pledgee, mortgagee, lessor, transferee or other holder of legal title to or security interest in the cars may terminate this Lease simultaneously with the termination of any such assignment, pledge, mortgage, lease or other agreement and that upon such termination, Lessee shall redeliver the cars to Lessor. Any sublease or assignment of the cars permitted by this Lease that is entered into by Lessee or its successors or assigns shall contain language which expressly makes such assignment or sublease subject to the subordination contained herein. At the request of Lessor or any assignee, pledgee, mortgagee, lessor, transferee or other holder of the legal title to or security interest in the cars, Lessee, at Lessor’s expense, shall letter or mark the cars to identify the legal owner of the cars and, if applicable, place on each side of each car, in letters not less than one inch in height, the words ‘Ownership Subject to a Security Lease Filed with the Surface Transportation Board” or other appropriate words reasonably requested.
In the event that Lessor assigns its interest in this Lease, Lessee, at the request of Lessor, shall execute and deliver to Lessor an Acknowledgment of Assignment of Lease in form satisfactory to Lessor and upon such request and execution furnish to Lessor an opinion of counsel that such Acknowledgment has been duly authorized, executed and delivered by Lessee and constitutes a valid, legal and binding instrument, enforceable in accordance with its terms.
ARTICLE 26: DISCLAIMER OF WARRANTIES
LESSOR MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, AS TO THE CONDITION, MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE OR ANY OTHER MATTER CONCERNING THE CARS. LESSOR SHALL NOT HAVE ANY RESPONSIBILITY TO LESSEE FOR ANY INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY NATURE, INCLUDING BUT NOT LIMITED TO INTERRUPTION OF SERVICE, LOSS OF BUSINESS OR ANTICIPATED PROFITS. Lessee shall be solely responsible for determining that the specifications and design of any car are appropriate for the commodities loaded therein. During the period of any lease hereunder in which Lessee renders faithful performance of its obligations, Lessor hereby assigns to Lessee any factory or dealer warranty, whether express or implied, or other legal right Lessor may have against the manufacturer in connection with defects in the cars covered by this Lease.
ARTICLE 27: RIGHT OF INSPECTION AND NOTICES
Lessor, or its assignee, shall, at any reasonable time and without interfering with Lessee’s operations, have the right to inspect the cars by its authorized representative wherever they may be located for the purpose of determining compliance by Lessee with its obligations hereunder. Lessee shall use its best effort to obtain permission, if necessary, for Lessor or its representative to enter upon any premises where the cars may be located.
Lessee shall notify Lessor, in writing, within three (3) days after any attachment, lien (including any tax and mechanics’ liens) or other judicial process attaches to the cars.

ARTICLE 28: ADMINISTRATION OF LEASE
Lessee agrees to make available to Lessor information concerning the movement of the cars reasonably required for the efficient administration of this Lease.
Lessee agrees to cooperate with Lessor for the purpose of complying with any reasonable requirements of any lender, the Surface Transportation Board or the provisions of Article 9 of the Uniform Commercial Code provided such cooperation does not materially affect the rights or liabilities of Lessee hereunder.
ARTICLE 29: FINANCIAL STATEMENTS
Lessee will furnish to Lessor within one hundred twenty (120) days after the end of each fiscal year of the Lessee a complete financial statement package of the Lessee, for such fiscal year ended period, including but not limited to, balance sheet, income statement, cash flow statement, and all schedules, notes, and disclosures made a part of such financial statement package. The financial statements shall be prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), all in reasonable detail and certified by public accountants of recognized standing. If Lessee files a Form 10-K with the U.S. Securities and Exchange Commission (SEC), the filing of such Form 10-K with the SEC will satisfy the requirements set forth above.
ARTICLE 30: INSURANCE
Lessee shall maintain at all times on the cars, at its expense, commercial general liability insurance and umbrella/excess insurance (covering bodily injury, property damage and pollution exposures, including, but not limited to, contractual liability and products liability) against such risks, in such form as shall be satisfactory to Lessor and with such insurer(s) as shall be rated A-VII or better by A.M. Best. The requirement for pollution liability insurance may be satisfied by scheduling a self-insured retention to an umbrella/excess policy affording pollution liability insurance. The commercial general liability insurance policy or self-insured retention and umbrella or excess insurance policies shall have a combined limit of not less than $5,000,000 per occurrence, and the policies shall be endorsed to name Lessor, Lessor’s subsidiaries and Lessor’s assignees as additional insureds as their interest may appear.
Prior to the Delivery Date and from time to time thereafter, Lessee shall furnish to Lessor an original certificate demonstrating that such insurance coverage is in effect, provided, however, that Lessor shall be under no duty to ascertain the existence or adequacy of such insurance. The insurance maintained by Lessee shall be primary without any right of contribution from insurance which may be maintained by Lessor. The obligations of Lessee under this Article shall be independent of all other terms under this Lease and shall in no event relieve Lessee from any indemnity obligation hereunder. The insurer shall give the Lessor at least thirty (30) days prior written notice (at the address for notice to Lessor set forth herein) of any alteration in or cancellation of the terms of such policies.
ARTICLE 31: RECIPROCAL REPRESENTATIONS AND WARRANTIES
Lessee hereby makes to Lessor as representations and warranties of Lessee the statements set forth in Paragraphs 1 through 6 set forth below in this Article 31, which representations and warranties are (i) made as of the date of this Lease, and (ii) are made only to the actual knowledge of Lessee without further inquiry. Lessor hereby makes to Lessee as representations and warranties of Lessor the statements set forth in Paragraphs 1 through 6 set forth below in this Article 31, which representations and warranties are (i) made as of the date of this Lease, and (ii) are made only to the actual knowledge of Lessor without further inquiry. As used in such Paragraphs 1 through 6, “it” refers to the entity making the statement in question.
1.
It is a limited liability company or corporation duly organized or incorporated, validly existing, and in good standing under the laws of its state of organization or incorporation as identified in the preamble of this Lease and is either duly qualified to do business and is in good standing in such other jurisdictions in which the business and activities of Lessee, or Lessor as the case may be, require such qualification or its failure to so qualify in such other jurisdiction will not have a material adverse impact on this Lease.

2.	It has full power to enter into this Lease.

3.
The Lease has been duly authorized, executed and delivered by it and constitutes a valid, legal and binding agreement, enforceable in accordance with the terms and conditions set forth in the Lease, subject to bankruptcy and other creditor’s rights laws and the principles of equity.

4.
It is not required to obtain any approval from any governmental or public body or authority with respect to the entering into or performance of this Lease, except for any approvals that may be required in connection with the actual operation of the cars.

5.
The entering into and performance by it of this Lease will not conflict with, or result in a breach of, the terms, conditions or provision of any law or any regulations, order, injunction, permit, franchise or decree of any court or governmental instrumentality by which it is bound or to which it is subject.

6.
The entering into and performance by it of this Lease will not conflict with, or result in a breach of, the terms, conditions or provisions of any indenture, agreement or other instrument to which it is a party or by which it or any of its property is bound.

ARTICLE 32: TILC CAPACITY
The parties hereto acknowledge and agree that Trinity Industries Leasing Company (in its individual capacity, “TILC”) in executing an individual Rider incorporating the terms of this Agreement (thereby entering into an individual and separate Lease of the subject cars as described in Article 1 above) may execute such Rider (and, together with this Agreement, enter into such Lease) in either of the following capacities:
1.
If TILC is the owner of the subject cars at the time they are placed into service under the Lease, TILC executes the related Rider and enters into such Lease in its individual capacity as the car owner for its own account.

2.
If TILC is not the owner of the subject cars at the time they are placed into service under the Lease, then TILC executes the related Rider and enters into such Lease as manager for the benefit of the relevant car owner, pursuant to contractual authority delegated by the car owner to TILC (as manager) to encumber and bind the subject cars and car owner under such Lease.

In the event TILC enters into a Lease in the capacity of manager as aforesaid, TILC in its individual capacity represents and warrants to the Lessee, and agrees with the Lessee that (i) the party for whom TILC acts as manager is contractually bound and liable as Lessor to the same extent as if it signed the Lease directly, (ii) TILC is obligated in its capacity as manager to perform the Lessor’s obligations to the Lessee under such Lease, and (iii) if TILC (a) fails to perform the Lessor’s obligations while serving as manager, or (b) is removed or terminated as manager and the car owner for whose benefit TILC has been acting as manager breaches or otherwise fails to perform (or cause to be performed) the Lessor’s obligations to the Lessee in accordance with the Lease, then in either such case TILC agrees that it is directly liable to the Lessee for any resulting damages and costs, to the same extent that TILC would have been had TILC been the actual car owner executing the Lease as Lessor.
ARTICLE 33: MISCELLANEOUS
This Lease, together with any and all exhibits attached hereto, constitutes the entire agreement between Lessor and Lessee, and it shall not be amended, altered or changed except by written agreement signed by the parties hereto. No waiver of any provision of this Lease or consent to any departure by Lessee therefrom shall be effective unless the same shall be in writing, signed by both parties and then such waiver of consent shall be effective only in the specific instance and for the purpose for which it was given.
1.	Governing Law

This Lease shall be interpreted under and performance shall be governed by the laws of the State of Texas.

2.	Conflict with Interchange Rules

In the event the Interchange Rules conflict with any provision of this Lease, this Lease shall govern.

3.	Exhibits

All exhibits attached hereto are incorporated herein by this reference.

4.	Payments

All payments to be made under this Lease shall be made at the addresses set forth in Article 4.

5.	Severability

If any term or provision of this Lease or the application thereof shall, to any extent, be invalid or unenforceable, such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provision of this Lease, and this Lease shall be valid and enforced to the fullest extent permitted by law.

6.	Headings

The headings that have been used to designate the various Sections and Articles hereof are solely for convenience in reading and ease of reference and shall not be construed in any event or manner as interpretative or limiting the interpretation of the same.

7.	Survival

All indemnities contained in this Lease shall survive the termination hereof. In addition, the obligation to pay any deficiency, as well as the obligation for any and all other payments by Lessee to Lessor hereunder shall survive the termination of this Lease or the lease contained herein.

ARTICLE 34: ADDRESSING OF NOTICES
Any notice required or permitted hereunder shall be in writing and shall be delivered to the respective parties hereto by personal delivery thereof or by telegram, telex, telecopier or deposit in the United States mail as a certified or registered matter, return receipt requested, postage prepaid, and addressed to the respective parties as follows, unless otherwise advised in writing.

Lessee to Lessor:		Lessor to Lessee:

TO:	Trinity Industries Leasing Company	First United Ethanol, LLC
	2525 Stemmons Freeway	2 West Broad Street
	Dallas, Texas 75207	Camilla, Georgia 31730

ATTENTION:	Thomas C. Jardine	ATTENTION:	Tony Flagg
	Vice President — Portfolio Management		Chief Executive Officer
IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed and delivered as of the 9th day of November, 2007.
LESSOR: TRINITY INDUSTRIES LEASING COMPANY

By:	/s/ Thomas C. Jardine

Thomas C. Jardine Vice President

ATTEST:

By:	/s/ Paul M. Jolas

Paul M. Jolas, Corporate Secretary

LESSEE:	FIRST UNITED ETHANOL, LLC

By:	/s/ Tony Flagg

Title:	CEO

ATTEST:

By:	/s/ Alicia Shirah

THE STATE OF TEXAS
COUNTY OF DALLAS
Before me, the undersigned, a Notary Public in and for said County and State, on this day personally appeared Thomas C. Jardine, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of the said Trinity Industries Leasing Company, a corporation, and that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.
Given under my hand and seal of office this the 9th day of November, 2007.

/s/ Danielle Henderson		[	DANIELLE MARCHELLE HENDERSON	]

		[	NOTARY PUBLIC	]
		[	State of Texas	]
My Commission Expires:	6/9/08	[	Comm. Exp. 06-09-2008	]

THE STATE OF GEORGIA

COUNTY OF

Before me, the undersigned, a Notary Public in and for said County and State, on this day personally appeared _, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of the said First United Ethanol, LLC, a limited liability company, and that he executed the same as the act of such limited liability company for the purposes and consideration therein expressed, and in the capacity therein stated.
Given under my hand and seal of office this the 8th day of November, 2007.

/s/ Alicia Shirah		[	SEAL: ALICIA SHIRAH	]

		[	GEORGIA NOTARY PUBLIC	]
My Commission Expires:	June 24, 2011	[	EXPIRES JUNE 24, 2011	]

		[	MITCHELL COUNTY	]

EXHIBIT A
CERTIFICATE OF ACCEPTANCE OF RAILROAD CAR
This Certificate relates to the railroad cars listed below leased by Trinity Industries Leasing Company, to First United Ethanol, LLC under a Lease Agreement for 150 railroad cars dated November 5, 2007, into which this certificate is incorporated (by Article 3 thereof).
Railcar Numbers

Lessee hereby certifies that the railcars listed above were delivered to and received by Lessee, inspected, determined to be acceptable under the applicable standards (set forth in Article 3 of the Lease Agreement); and Lessee hereby certifies its acceptance of the railcars as of                     .

LESSEE:	FIRST UNITED ETHANOL, LLC

BY:

TITLE:

RIDER ONE (1) TO RAILROAD CAR LEASE AGREEMENT
Effective this 5e1 day of November, 2007, this Rider shall become a part of the Railroad Car Lease Agreement between Trinity Industries Leasing Company, Lessor, and First United Ethanol, LLC, Lessee, dated November 5, 2007, and the cars described herein shall be leased to Lessee, subject to the terms and conditions in said Railroad Car Lease Agreement, during the term and for the rental shown below:

Base
Number		Approximate	Monthly
of		Capacity	Rental
Cars	Type and Description	(gallons)	(Per Car)
150	DOT111A100W1 non-coiled, non-	30,145	$745.00
insulated tank cars as described in
Trinity Rail specification no. 2006/458
dated 9/20/06, marked and numbered
TILX 315595 — 315744
Delivery — FOB Origin.
Irrevocable Standby Letter of Credit — As both a covenant and a condition of this Lease, Lessee shall deliver to Lessor on or before December 15, 2007, an irrevocable, clean letter of credit in the amount of $1,341,000 (12 months’ rentals) issued by a national bank reasonably acceptable to Lessor on terms and conditions reasonably acceptable to Lessor and its counsel. Such letter of credit shall provide that Lessor may draw on the entire amount of the letter of credit by providing an officer’s certificate to the issuing bank of the occurrence of either one of the following: a) Lessee is in default under any of the terms and conditions of that certain Railroad Car Lease Agreement dated November 5, 2007, or b) 30 days prior to the expiration date of the letter of credit, unless Lessee has provided Lessor with a twelve (12) month extension of the letter of credit or an acceptable replacement letter of credit. In the event Lessor assigns its interest in the Lease pursuant to Article 23, Lessee, at the request of Lessor, shall cause the letter of credit to be assigned or reissued, as the case may be, to the assignee of the Lease.
Adjustment of Base Monthly Rental at Lease Commencement:
1.
Interest Rate Changes — The Base Monthly Rental is subject to a one-time adjustment as of the date of delivery (as defined in Article 3) (“Delivery Date”) of the initial car to be made by written notice delivered to Lessee within thirty (30) days after such Delivery Date for any change in the yield to maturity of on-the-run ten year U.S. Treasury Notes (“Notes”) yielding 4.69% as of January 10, 2007, versus the yield to maturity of such Notes as of the Delivery Date of the cars leased under this Rider. For each 25 basis point change (or fraction thereof) in such yield to maturity, the Base Monthly Rental shall be adjusted $10.50 (or pro rata portion thereof).

2.
Raw Material Cost Increases — The Base Monthly Rental is subject to a one-time adjustment as of the Delivery Date to be made by written notice delivered to Lessee within thirty (30) days after such Delivery Date for any increase in steel and other raw material (collectively “Raw Materials”) costs incurred by Lessor’s manufacturing affiliate in the production of the cars covered hereunder versus the estimated cost of Raw Materials implicit in a unit sales price of $89,085. For each $100 increase in Raw Materials costs (or fraction thereof), the Base Monthly Rental shall be increased $0.95 (or pro rata portion thereof).

Weight Limitation — Lessee shall not exceed the weight limitations prescribed for operation of cars in unrestricted interchange service as set forth under AAR Interchange Rule 70 without Lessor’s prior written consent.

1

Escalation of Monthly Rental Charge:
1.
Modifications — In accordance with Article 19 of Railroad Car Lease Agreement, any change in car design required by the AAR, DOT, FRA or other governmental authority during the term of this lease will cause the monthly car rental to increase for each car on the month following its modification as follows:

A.	For modification with a useful life equal to the car itself, car rental will increase by a monthly rate of $1.75 per car for each $100 of Lessor’s cost incurred in the course of making modification.

B.
For modification with a useful life less than that of the car, monthly car rental increase will equal cost of modification, including the implicit cost of money at 10% per annum, divided by the number of months of estimated remaining life of the modification.

2.
High Mileage — In accordance with Article 20, in the event that a car travels more than 30,000 miles (empty and loaded) in any calendar year, the Lessee shall pay the Lessor $0.03 per mile for each mile over 30,000 traveled by such car.

Lessor and Lessee agree that this Rider shall constitute a separate Lease which incorporates the terms of the above referenced Railroad Car Lease Agreement. This Rider shall be severable from any other cars or riders relating to the above referenced Railroad Car Lease Agreement and shall become a separate lease which is separately transferable for all purposes.
The minimum rental period for the cars leased hereunder shall be one hundred and twenty (120) months, and the cars shall continue under lease thereafter for successive one (1) month terms, at the same rate and under the same conditions, unless notice, in writing, requesting cancellation shall be given by either party to the other at least thirty (30) days prior to expiration of the initial term or any successive term for cars covered by this Rider. Thereafter, this Rider shall terminate automatically upon the date of release of the last car covered by this Rider.

Cancels Rider Number	NA

TRINITY INDUSTRIES LEASING COMPANY		FIRST UNITED ETHANOL, LLC

By:	/s/ Thomas C. Jardine	By:	/s/ Tony Flagg

Vice President, Portfolio Management		Title:	CEO

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